Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Arch Therapeutics, Inc. and Subsidiary

Wellesley, MA

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-194745) of Arch Therapeutics, Inc. and Subsidiary (collectively, the "Company") of our report dated December 12, 2014, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K for the years ended September 30, 2014 and 2013.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Moody, Famiglietti & Andronico, LLP

Moody, Famiglietti & Andronico, LLP

Tewksbury, Massachusetts

April 22, 2015